POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Jessica Holly, Gladys Chang, Charles Park, Tricia Meyer, Diana Huffman and Benjamin Niehaus of BlackRock, Inc., and Elliot Gluck, Michael DeNiro, Anthony Geron, Sofi Kim, and Robert Harrington of Willkie Farr & Gallagher LLP as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key (“CIK”) and the CIK confirmation code (“CCC”) from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr & Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has caused executed this instrument as of 7th July, 2026.

By:	/s/ Sinan Kunt
Print:	Sinan Kunt

Annex A

BlackRock Enhanced Equity Dividend Trust (BDJ)

BlackRock Enhanced Global Dividend Trust (BOE)

BlackRock Enhanced International Dividend Trust (BGY)

BlackRock Enhanced Large Cap Core Fund, Inc. (CII)